UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2023

Sunlight Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39739	85-2599566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Tryon Street, Suite 1000, Charlotte, NC 28246
(Address of principal executive offices, including zip code)

(888) 315-0822
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A Common Stock, par value $0.0001 per share	SUNL	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $230.00 per share	SUNL.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with
any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 3.03.    Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As previously disclosed, on August 11, 2023 at the Annual Meeting of Stockholders of Sunlight Financial Holdings Inc. (the “Company”), the stockholders approved a proposal to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding Class A and Class C common stock at an exchange ratio of between 1-for-10 and 1-for-25, such ratio to be determined by the Company’s board of directors, at any time prior to December 31, 2023, the implementation and timing of which shall be subject to the discretion of the Company’s board of directors.

On August 22, 2023, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) to effect a 1-for-20 reverse stock split of each of the Company’s issued and outstanding shares of Class A common stock and Class C common stock (the “Reverse Stock Split”). The Reverse Stock Split became effective as of 11:59 p.m. Eastern Time on August 22, 2023, and the Company’s Class A common stock is expected to begin trading on a split-adjusted basis when the New York Stock Exchange (“NYSE”) opens on August 23, 2023.

As a result of the Reverse Stock Split, every 20 shares of the Company’s issued and outstanding Class A common stock will be combined, automatically and without any action on the part of stockholders, into one share of the Company’s Class A common stock, without any change in the number of authorized shares or the par value per share. All outstanding NYSE-listed warrants to purchase the Company’s Class A Common Stock will be proportionately adjusted as a result of the Reverse Stock Split in accordance with the terms of the warrants, such that warrants representing the right to purchase 20 shares of the Company’s Class A common stock immediately prior to the Reverse Stock Split will represent the right to purchase one share of the Company’s Class A Common Stock immediately following the Reverse Stock Split. Correspondingly, the exercise price per share of the Company’s Class A common stock under such warrants has been proportionately increased to $230.00, which is equal to the product of 20 multiplied by $11.50, the exercise price per share immediately prior to the Reverse Stock Split. A proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, restricted stock units and any other warrants to purchase shares of Class A common stock. Additionally, at the effective time, every 20 issued and outstanding shares of the Company’s Class C common stock, which is not listed on the NYSE, will be combined, automatically and without any action on the part of stockholders, into one share of the Company’s Class C common stock. No fractional shares will be issued in connection with the Reverse Stock Split and stockholders who would otherwise be entitled to a fractional share will receive an additional share of common stock. No stockholders will receive cash in lieu of fractional shares.

The trading symbol for the Company’s Class A common stock on the NYSE will remain “SUNL” and the new CUSIP number for the Company’s Class A common stock following the Reverse Stock Split will be 86738J 304.

For more information about the Reverse Stock Split, see the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission and mailed to the Company’s stockholders on or about July 7, 2023 and supplemented on August 7, 2023 (together, the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. The foregoing description of the Certificate of Amendment and the Reverse Stock Split set forth above does not purport to be complete and is qualified in its entirety by reference to the Proxy Statement. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01.    Other Events.

On August 18, 2023, the Company issued a press release announcing that the Board has approved the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation of Sunlight Financial Holdings Inc.
99.1	Press Release issued by Sunlight Financial Holdings Inc. dated August 18, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLIGHT FINANCIAL HOLDINGS INC.

By:	/s/ Matthew Potere
Matthew Potere
Chief Executive Officer
(Principal Executive Officer)
Date: August 23, 2023